SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      July 18, 2005

aaiPharma Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21185	04-2687849
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2320 Scientific Park Drive
Wilmington, North Carolina 28405

(Address of Principal Executive Offices)
(Zip Code)

(910) 254-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed from last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Material Definitive Agreement.

     On May 6, 2005, aaiPharma Inc. (the “Company”) and one of its subsidiaries, aaiPharma LLC, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Xanodyne Pharmaceuticals, Inc. (the “Buyer”) for the sale or license of substantially all of the assets of the Company’s Pharmaceuticals Division. The Purchase Agreement provides that the Buyer will purchase or license, among other things, the following (collectively, the “Pharmaceutical Assets”): (i) substantially all currently marketed pharmaceutical products (including the inventory of such products); (ii) the rights to three “pipeline” products (i.e. products which the Company is currently developing); (iii) the option to purchase certain products being developed or which may be developed in the future by the Company, concerning certain compounds, and (iv) a 50% interest in an additional “pipeline” product. A copy of the Purchase Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2005 and is incorporated herein by reference, as is the description of the Purchase Agreement included in Item 1.01 of that report.

     On July 18, 2005, the Company and aaiPharma LLC entered into a Second Amendment to Asset Purchase Agreement (the “Second Amendment”) with the Buyer to amend certain terms of the Purchase Agreement. The Second Amendment increases the cash purchase price for the assets to be sold under the Purchase Agreement to $209.25 million, subject to potential adjustment and royalty payments. The Second Amendment amends the Purchase Agreement to provide that if the sale is not completed by October 8, 2005, the purchase price is to be reduced by $1.5 million on each weekly anniversary of October 8, 2005, up to a maximum aggregate reduction of $6.0 million, except for any such week that the Buyer is in breach of any covenant or agreement contained in the Purchase Agreement which would result in a failure of specified conditions to closing. In addition, as amended by the Second Amendment, the Purchase Agreement would permit the Buyer to terminate the Purchase Agreement if the sale is not completed by November 6, 2005 and in that event to receive reimbursement for certain of its expenses up to $1.75 million and to remain entitled to the payment of a break-up fee of up to $4.0 million under the terms of the Purchase Agreement. The Second Amendment also adds an obligation of the Buyer, subject to certain conditions, to enter into an agreement at the closing of the sale to purchase a minimum of $30 million (subject to reduction to $20 million if a certain condition is not satisfied by April 30, 2006) of services to be provided by the Company’s Development Services Division over the next three years following the closing.

     The Company and aaiPharma LLC had earlier entered into a First Amendment to Asset Purchase Agreement (the “First Amendment”) dated as of June 7, 2005 with the Buyer to amend provisions of the Purchase Agreement governing the procedures for interested parties to bid to acquire the Pharmaceutical Assets and to increase the maximum amount of expense reimbursement and to reduce the amount of the break-up fee to the amounts set forth above. The bidding process contemplated by the Purchase Agreement resulted in the modifications to the Purchase Agreement reflected by the Second Amendment, and on July 18, 2005, the United States Bankruptcy Court for the District of Delaware approved the Purchase Agreement as amended by the First Amendment and the Second Amendment.

     The Second Amendment and the First Amendment are filed as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference, and the descriptions of the Second Amendment and the First Amendment contained herein are qualified in their entirety by the terms of the Second Amendment and the First Amendment, respectively.

Item 9.01. Financial Statements and Exhibits.

     (c)      Exhibits

Exhibit 10.1	Second Amendment to Asset Purchase Agreement between Xanodyne Pharmaceuticals, Inc., aaiPharma Inc. and aaiPharma LLC dated as of July 18, 2005

Exhibit 10.2	First Amendment to Asset Purchase Agreement between Xanodyne Pharmaceuticals, Inc., aaiPharma Inc. and aaiPharma LLC dated as of June 7, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2005

aaiPharma Inc.

	By:	/s/ Matthew E. Czajkowski

Matthew E. Czajkowski, Chief Administrative Officer and Chief Financial Officer

Exhibit Index

Exhibit	Description

Exhibit 10.1	Second Amendment to Asset Purchase Agreement between Xanodyne Pharmaceuticals, Inc., aaiPharma Inc. and aaiPharma LLC dated as of July 18, 2005

Exhibit 10.2	First Amendment to Asset Purchase Agreement between Xanodyne Pharmaceuticals, Inc., aaiPharma Inc. and aaiPharma LLC dated as of June 7, 2005

5